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                                                                    Exhibit 23.1
                         Independent Auditors' Consent

     We consent to the incorporation by reference in this Registration Statement of Boston Edison Company on Form S-3 of our reports dated January 26, 2000, appearing in and incorporated by reference into the Annual Report on Form 10-K of Boston Edison Company for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



PricewaterhouseCoopers LLP
Boston, Massachusetts
February 20, 2001